SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement             [  ]  Confidential, for use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           NEW CENTURY ENERGIES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1) Amount previously paid:
        2) Form, Schedule or Registration Statement no.:
        3) Filing Party:
        4) Date Filed:

[GRAPHIC OMITTED]                                     New Century Energies, Inc.
                                                                1225 17th Street
                                                                    P.O. Box 840
                                                     Denver, Colorado 80201-0840
                                                        (303) 571-7511 Telephone




                                                      March 29, 1999




Dear Shareholder:

    You are invited to attend the Annual Meeting of Shareholders (the "Meeting") of New Century Energies, Inc. The 1999 Meeting will be held:

            DATE:       May 11, 1999
            TIME:       10:00 A.M., Central Daylight Time
            PLACE:      Ambassador Hotel
                        Rio Grande Ballroom
                        3100 I-40 West
                        Amarillo, Texas

    The attached Notice of Annual Meeting of Shareholders and Proxy Statement cover the formal business of the Meeting. The Meeting will consider the election of four "Class II Directors," the approval of independent public accountants and, if presented, one shareholder proposal and such other matters as may properly come before the Meeting. The accompanying Proxy Statement contains a discussion of the matters to be considered. At the Meeting, your management will report on the operations of the Company and the Directors and Officers of the Company will respond to questions that shareholders may have.

    The Board of Directors encourages you to promptly vote, which indicates your interest in the Company's affairs. This year most shareholders will have a choice of voting by telephone using the instructions enclosed or by returning the enclosed Proxy Card. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see if the telephone voting option is available to you. A toll-free telephone number is provided for your convenience on the instructions enclosed, if voting by telephone is available to you. Otherwise, complete, date, sign and return your Proxy Card. Any shareholder present at the Meeting may, nevertheless, vote personally on all matters with respect to which such shareholder is entitled to vote.


                                Sincerely yours,


                              /s/ Bill D. Helton
                              -------------------
                            Chairman of the Board and
                             Chief Executive Officer

                           NEW CENTURY ENERGIES, INC.
                                1225 17TH Street
                                  P. O. Box 840
                           Denver, Colorado 80201-0840
                         Telephone number (303) 571-7511
                       ------------------------------------


                Notice of Annual Meeting of Shareholders
                              May 11, 1999


To the Shareholders of the Company:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of New Century Energies, Inc. will be held on the 11th day of May, 1999, at the Ambassador Hotel, Rio Grande Ballroom, 3100 I-40 West, Amarillo, Texas, at 10:00 A.M., Central Daylight Time, for the purposes of (1) electing four Class II Directors to the Board of Directors to serve for a three-year term, (2) approving the appointment of Arthur Andersen LLP as independent public accountants, (3) acting upon one shareholder proposal, if presented at the Meeting, and (4) transacting such other business as may properly come before the Meeting or any adjournment or adjournments thereof. If elected, the Class II Directors will serve until the 2002 Annual Meeting of Shareholders and, if appointed, Arthur Andersen LLP will serve until the 2000 Annual Meeting of Shareholders.

      The holders of record of Common Stock at the close of business on March 15, 1999, will be entitled to vote at the Meeting and at any adjournments thereof. Proxy solicitation material is being mailed to shareholders commencing on or about March 29, 1999.


                                    By order of the Board of Directors.

Dated:  March 29, 1999.


                                   /s/ Cathy J. Hart
                                   ----------------------
                                    CATHY J. HART
                                    Secretary



      Please vote now, by telephone (if that option is available to you) or by returning the enclosed proxy card, even if you presently plan to attend the Meeting. Telephone voting instructions are enclosed for those shareholders with that option and who prefer the convenience. Otherwise, complete, date and sign the enclosed proxy card now and mail it promptly in the self-addressed, postage-paid envelope enclosed for that purpose. Any shareholder present at the Meeting may, nevertheless, vote personally on all matters with respect to which the shareholder is entitled to vote.

                                 PROXY STATEMENT

      New Century Energies, Inc. ("NCE" or the "Company"), through its subsidiaries, is principally engaged in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transportation, distribution and sale of natural gas. In addition, NCE has investments in a number of diversified energy related businesses. The Company and its domestic utility subsidiaries are subject to the regulatory provisions of the Public Utility Holding Company Act of 1935. The utility subsidiaries are subject to regulation by the Federal Energy Regulatory Commission and the state utility commissions in the states in which each utility subsidiary operates. NCE, a Delaware corporation, became the holding company of Public Service Company of Colorado ("PSCo") and Southwestern Public Service Company ("SPS") in a tax-free "merger of equals" (the "Merger") in which PSCo and SPS became wholly-owned subsidiaries of NCE on August 1, 1997.

      This Proxy Statement is being mailed on or about March 29, 1999, to the holders of common stock of NCE in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of the Company, of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 11, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any and all adjournments of such meeting. The Company's Summary Annual Report to Shareholders and the 1998 Financial Report for the year ended December 31, 1998, accompany the mailing of this Proxy Statement.

      At March 15, 1999, NCE had outstanding 114,924,967 shares of Common Stock, par value $1 per share, entitled to one vote per share. The Board has established March 15, 1999, as the record date for the determination of shareholders entitled to vote at the Meeting and at any and all adjournments thereof.

      In accordance with Delaware Law and the Bylaws of the Company, a majority of the shares entitled to vote shall constitute a quorum at a meeting of shareholders of the Company. Abstentions and broker non-votes will be counted as shares present for the purpose of establishing a quorum. If a quorum is present, approval of each of the items discussed herein to be voted on at the Meeting, except for item 1, discussed below, will require the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on the matter. For purposes of determining whether items 2 and 3 have been approved by shareholders, abstentions will have the same effect as a vote against items 2 and 3 while broker non-votes will be treated as shares not entitled to vote and, therefore, will have no effect on the outcome of these items. As presented in item 1, the Directors shall be elected by a plurality of the votes cast at the Meeting. "Withheld" votes are not included in the total vote cast for a nominee for purposes of determining whether a plurality was received and therefore will have no negative effect on the outcome of item 1.

      The entire cost of the solicitation of proxies will be borne by the Company. The Company will make solicitations primarily by use of the mails. Additional solicitation of proxies of brokers, banks, nominees and institutional investors will be made pursuant to the special engagement of Beacon Hill
Partners, Inc., at a cost to the Company of approximately $4,000, plus out-of-pocket expenses. If necessary to obtain reasonable representation of shareholders at the Meeting, solicitations by the Company may also be made by telephone, facsimile, or personal interview. The Company will request brokers, banks or other persons holding stock in their names or in the names of their nominees to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies and will reimburse such brokers or other persons for their expenses in so doing.

      A proxy card is enclosed for use at the Meeting. Any shareholder voting via telephone or signing a proxy has the power to revoke the proxy at any time before the authority granted therein is exercised.

    The Board urges shareholders to vote promptly. Most shareholders have a choice of voting by using a toll-free telephone number or by returning their proxy card. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

      The Board is  divided  into  three  classes  (Class I, Class II, and Class
III), with all classes as nearly equal in number as possible. One class of directors is elected at each annual meeting of shareholders for a three-year term. As listed below, four directors have been nominated by the Board for election as Class II directors at the Annual Meeting for a term of three years. In accordance with the age requirements contained in the Corporate Guidelines, Will F. Nicholson, Jr., who becomes 70 years old in 1999, is retiring from the Board after 18 years of distinguished service to PSCo and NCE.

     UNLESS OTHERWISE DIERECTED, SHARES REPRESENTED BY AN EXECUTED PROXY, EITHER BY TELEPHONE OR ON THE FORM ENCLOSED, WILL BE VOTED FOR THE NOMINEES NAMED BELOW. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares will be voted for another person in the discretion of the persons named in the proxy.

      Certain information is set forth below concerning the nominees (Messrs. Forbess, Helton, Moreno and Powers) and the ten directors whose terms of office will continue after the Meeting.

                                  NOMINEES FOR
                               CLASS II DIRECTORS
                           (Terms Expire in year 2002)

                        First
                         Year
                        Served               Principal Occupation and
                          as                 Business Experience;
Name and Age           Director              Other Directorships
--------------------------------------------------------------------------------
Giles M. Forbess [a][c]   1997     Chairman  (1970 to present)  and  President  and
63                                   Chief   Operating   Officer  (1970  to  1998),
                                     Benton Oil Company, Lubbock, Texas;
                                   Chairman  (1970 to present) and President  (1970
                                      to   1997),    Petroleum   Transport,    Inc.,
                                      Lubbock, Texas;
                                    Director,  State  National  Bank of West  Texas,
                                      Lubbock, Texas, 1996 to present;
                                    Director,  Southwestern  Public Service Company,
                                      Amarillo, Texas, 1991 to 1997.

Bill D. Helton            1997     Chairman,  Director and Chief Executive Officer,
60                                   New Century Energies,  Inc., Denver, Colorado,
                                     1997 to present;
                                   Chairman and Director,  Public  Service  Company
                                     of  Colorado,   Denver,   Colorado,   1997  to
                                     present;
                                   Chairman  (1991 to present),  Director  (1990 to
                                     present) and Chief Executive  Officer (1990 to
                                     1997),  Southwestern  Public Service  Company,
                                     Amarillo, Texas;
                                   Chairman and Director,  Cheyenne Light, Fuel and
                                     Power Company, 1997 to present;
                                   Chairman and Director, NC Enterprises,  Inc. and
                                     subsidiaries, 1997 to present;
                                   Chairman  and  Director,  New Century  Services,
                                     Inc., 1997 to present.

                                  NOMINEES FOR
                               CLASS II DIRECTORS
                           (Terms Expire in year 2002)

                        First
                         Year
                        Served               Principal Occupation and
                          as                 Business Experience;
Name and Age           Director              Other Directorships
--------------------------------------------------------------------------------
Albert F. Moreno          1999     Senior Vice President and General  Counsel (1996
55                                   to present),  Chief Counsel (1994 to 1996) and
                                     Deputy General  Counsel (1985 to 1994),  Levi
                                     Strauss & Co., San Francisco, California.

J. Michael Powers [c]     1997     President,   Powers  Masonry  Supply,  Cheyenne,
56                                   Wyoming and Fort  Collins,  Colorado,  1974 to
                                     present;
                                   President, Powers Products Company (a specialty
                                     construction company),  Cheyenne, Wyoming and
                                     Denver, Colorado, 1974 to present;
                                   Director,   American  National  Bank,  Cheyenne,
                                     Wyoming, 1992 to present;
                                   Commissioner,  Wyoming Game and Fish Commission,
                                     1997 to present;
                                   Director,  Public  Service  Company of Colorado,
                                     Denver, Colorado, 1978 to 1997.

                               CONTINUING DIRCTORS
                               CLASS III DIRECTORS
                           (Terms Expire in year 2000)

                        First
                         Year
                        Served               Principal Occupation and
                          as                 Business Experience;
Name and Age           Director              Other Directorships
--------------------------------------------------------------------------------
R. R. Hemminghaus[f][g]   1997     Chairman (1987 to present) and Chief  Executive
                                     Officer  (1987  to  1998),  Ultramar  Diamond
62                                   Shamrock Corporation, San Antonio, Texas;
                                   Chairman,   Federal  Reserve  Bank  of  Dallas,
                                     Texas, 1994 to present;
                                   Director,   Luby's   Cafeterias,    Inc.,   San
                                     Antonio, Texas, 1989 to present;
                                   Director,  Southwest  Research  Institute,  San
                                     Antonio, Texas, 1999 to present;
                                   Director,  Southwestern Public Service Company,
                                     Amarillo, Texas, 1994 to 1997.

J. Howard Mock [a][g]     1997     Chairman and Chief  Executive  Officer,  Jaynes
57                                   Corporation   (general   contracting   firm),
                                     Albuquerque, New Mexico, 1988 to present;
                                   Chairman,    Colorado    Jaynes    Construction
                                     Company,  Durango and Denver,  Colorado, 1996
                                     to present;
                                   Advisory  Director,  Norwest  Banks New Mexico,
                                     Albuquerque, New Mexico, 1994 to present;
                                   President,  Associated  General  Contractors of
                                     America, Washington D.C., 1997 to 1998;
                                   Chairman,  Banes General Contractors,  El Paso,
                                     Texas, 1988 to 1997;
                                   Director, Southwestern Public Service Company,
                                     Amarillo, Texas, 1992 to 1997.


                        First
                         Year
                        Served               Principal Occupation and
                          as                 Business Experience;
Name and Age           Director              Other Directorships
--------------------------------------------------------------------------------
Rodney E. Slifer [a]      1997     Partner,    Slifer,   Smith   &   Frampton/Vail
64                                   Associates Real Estate, Vail, Colorado,  1994
                                     to present;
                                   Partner,   Slifer,  Smith  &  Frampton,   Vail,
                                     Colorado, 1989 to 1994;
                                   Director,  Alpine  Banks of  Colorado,  1983 to
                                     present;
                                   Director,  Public Service  Company of Colorado,
                                     Denver, Colorado, 1988 to 1997.

W.    Thomas Stephens     1997     President,    Chief   Executive   Officer   and
[e][h]                               Director,  MacMillan  Bloedel Ltd.  (Canadian
56                                   manufacturer  of  building  materials,  paper
                                     and packaging), 1997 to present;
                                   Chairman  (1990 to 1996),  President  and Chief
                                     Executive  Officer  (1986 to 1996),  Manville
                                     Corporation, Denver, Colorado;
                                   Director, Putnam Securities, 1997 to present;
                                   Director,  Qwest Communications  International,
                                     Inc., 1997 to present;
                                   Director,  Public Service  Company of Colorado,
                                     Denver, Colorado, 1989 to 1997.

Robert G. Tointon         1997     President,   Phelps-Tointon,   Inc.  (specialty
[e][g]                               construction  contractor  and  manufacturer),
65                                   Greeley, Colorado, 1989 to present;
                                   Director,    Writer    Corporation,     Denver,
                                     Colorado, 1992 to present;
                                   Director,  Public Service  Company of Colorado,
                                     Denver, Colorado, 1988 to 1997.

                            CLASS I DIRECTORS
                       (Terms Expire in year 2001)

                        First
                         Year
                        Served               Principal Occupation and
                          as                 Business Experience;
Name and Age           Director              Other Directorships
--------------------------------------------------------------------------------
Wayne H. Brunetti         1997     Vice  Chairman,  President and Chief  Operating
56                                   Officer, New Century Energies,  Inc., Denver,
                                     Colorado, 1997 to present;
                                   Vice  Chairman  (1997  to  present),  President
                                     (1994 to present),  Chief  Executive  Officer
                                     (1997  to  present)  and  Director  (1994  to
                                      present),  Public Service Company of Colorado
                                      and subsidiaries, Denver, Colorado;
                                   Vice  Chairman,  Chief  Executive  Officer  and
                                     Director,    Southwestern    Public   Service
                                     Company, Amarillo, Texas, 1997 to present;
                                   Vice  Chairman  and  Chief  Executive   Officer
                                     (1997  to  present),   Chairman   (1997)  and
                                     Director  (1994 to present)  Cheyenne  Light,
                                     Fuel and Power Company;
                                   Vice  Chairman,   President,   Chief  Executive
                                     Officer and Director,  NC  Enterprises,  Inc.
                                     and subsidiaries, 1997 to present;
                                   Vice  Chairman,   President,   Chief  Executive
                                     Officer and Director,  New Century  Services,
                                     Inc., 1997 to present;
                                   Chairman (1997 to present),  President (1995 to
                                     present)  and  Director  (1994  to  present),
                                     WestGas InterState, Inc.;
                                   President   and   Chief   Executive    Officer,
                                     Management Systems International, Boca Raton,
                                     Florida, 1991 to 1994.

                        First
                         Year
                        Served               Principal Occupation and
                          as                 Business Experience;
Name and Age           Director              Other Directorships
--------------------------------------------------------------------------------
C. Coney Burgess [c][e]   1997     Chairman and President,  Burgess-Herring  Ranch
61                                   Company, Amarillo, Texas, 1974 to present;
                                   Chairman   and   President,    Chain-C,    Inc.
                                     (agricultural  firm),  Amarillo,  Texas, 1968
                                     to present;
                                   Chairman,  Herring  Bancshares Inc. (a Delaware
                                     Bank Holding Company),  Altus, Oklahoma, 1992
                                     to present;
                                   Chairman,   Herring  Bancorp,   Inc.,   Vernon,
                                     Texas, 1991 to present;
                                   Director,  Herring  National  Bank,  Clarendon,
                                     Texas, 1993 to present;
                                   Director, Herring National Bank, Vernon,
                                     Texas, 1972 to present;
                                   President and Director,  Monarch Trust Company,
                                     Amarillo, Texas, 1975 to present;
                                   Director,  Southwestern Public Service Company,
                                     Amarillo, Texas, 1994 to 1997.

Danny H. Conklin [d][e]   1997     President  (1999 to present) and Partner  (1960
64                                   to 1998),  Philcon  Development  Co. (oil and
                                     gas  production and  exploration),  Amarillo,
                                     Texas;
                                   Director,  First  National  Bank  of  Amarillo,
                                     Amarillo, Texas, 1997to present;
                                   Chairman (1999 to present)  and Director  (1998
                                     to  present),  The  Don  &  Sybil  Harrington
                                     Foundation;
                                   Director,   Parallel   Petroleum   Corporation,
                                     Midland, Texas, 1983 to 1999;
                                   Director,  Southwestern Public Service Company,
                                     Amarillo, Texas, 1988 to 1997.

Gayle L. Greer [b]        1997     Co-Founder/Principal,    GS2,   Inc.,   Denver,
57                                   Colorado, 1998 to present;
                                   Senior    Vice    President,     Time    Warner
                                     Communications,  Denver,  Colorado,  1997  to
                                     1998;
                                   Senior Vice President  (1996 to 1997) and Group
                                     Vice  President  (1984 to 1996),  Time Warner
                                     Cable, Denver, Colorado;
                                   Director, ING - North America, 1996 to present;
                                   Director,  Public Service  Company of Colorado,
                                     Denver, Colorado, 1986 to 1997.

A. Barry Hirschfeld [c]   1997     President,   A.  B.  Hirschfeld  Press,   Inc.,
                                     Denver, Colorado, 1984 to present;
56                                 Vice President,  Colorado Carphone Corporation,
                                     1983 to present;
                                   Director,  Public Service  Company of Colorado,
                                     Denver, Colorado, 1988 to 1997.


NOTES

The age of each Director was as of December 31, 1998.

(a) Member of Nominations and Civic Responsibility Committee.
(b) Chairperson of Nominations and Civic Responsibility Committee.
(c) Member of Audit Committee.
(d) Chairperson of Audit Committee.
(e) Member of Finance Committee.
(f) Chairperson of Finance Committee.
(g) Member of Compensation Committee.
(h) Chairperson of Compensation Committee.

      The NCE Board of Directors held eight meetings in 1998. All of the above Directors attended 75% or more of the aggregate of NCE meetings of the Board and the committees on which they served in 1998. In accordance with the Bylaws of the Company, the Board has standing committees, which facilitate the carrying out of its responsibilities.

      The Nominations and Civic Responsibility Committee, which held three meetings in 1998, is responsible for nominating new members to the NCE Board of Directors. This committee also oversees the Company's procedures for the compliance with its legal obligations, its relationship with the communities in which it operates and its corporate governance procedures. Shareholders wishing to nominate candidate(s) for future consideration by the Nominations and Civic Responsibility Committee may do so by writing to the Secretary of the Company, at the address shown on the cover of this proxy, giving the candidate's name, biographical data and qualifications, along with a statement acknowledging their willingness to serve. Nominations must be received as described in the Shareholder Proposals for 2000 Annual Meeting.

      The Audit Committee held four meetings during 1998. The functions of the Audit Committee are to select and recommend to the Board a firm of independent public accountants to audit the books and records of NCE and its subsidiaries annually; to review the scope of such audit; to receive and review the audit reports and recommendations; to transmit such audit reports and recommendations to the Board; to review the internal control procedures of NCE and its subsidiaries and recommend to the Board any necessary changes in such procedures. Additionally, the Audit Committee assists the Board in fulfilling its responsibilities related to the accounting policies and reporting practices of NCE and its subsidiaries and adequacy of disclosures to shareholders.

      The Compensation Committee, which met four times during 1998, reviews the performance of and recommends salaries and other forms of compensation for all executive officers. The Compensation Committee annually reviews the process of establishing salaries and wages of Company employees; reviews the process of management development and long-range planning for Company development; and reviews and makes recommendations regarding fees and other compensation for outside Directors of the Board. In addition, the Compensation Committee is responsible for the oversight of the retirement, savings and welfare plans (except for the Finance Committee responsibilities described below), the NCE Omnibus Incentive Plan, the appointment of executive officers responsible for the day-to-day management of such plan, and the approval of the guidelines for the granting of awards under the NCE Omnibus Incentive Plan.

      The Finance Committee, which held five meetings in 1998, reviews management's strategic financial plans for the Company, makes recommendations regarding that strategy to the Board and reviews and approves strategic financial goals, including new business opportunities for NCE. It also oversees the financial management of funds of the retirement, savings and welfare plans for employees and executive officers, which includes: selection of investment objectives, monitoring of investments, establishing policy guidelines, and selection and evaluation of trustees and investment managers for these plans. The Committee receives regular reports on the status of these plans and reports, at least annually, to the Board.

Security Ownership of Management and Directors as of January 29, 1999 (a)

 Title of Class       Name of Beneficial Owner          Amount and     % of
      (b)                                               nature of        Class
                                                        beneficial        (f)
                                                        ownership
                                                         (c)(d)
--------------------------------------------------------------------------------
Common Stock      Wayne H. Brunetti (1)                   372,343 (e)

Common Stock      C. Coney Burgess (2)                          3,003

Common Stock      Danny H. Conklin (3)                          6,291

Common Stock      Giles M. Forbess                              2,412

Common Stock      Gayle L. Greer                                1,100

Common Stock      Bill D. Helton (4)                      326,760 (e)

Common Stock      R. R. Hemminghaus                               866

Common Stock      A. Barry Hirschfeld                           4,820

Common Stock      J. Howard Mock                                1,361

Common Stock      Albert F. Moreno (elected                         0
                  January 1, 1999)

Common Stock      Will F. Nicholson, Jr. (5)                    4,022

Common Stock      J. Michael Powers                             6,012

Common Stock      Rodney E. Slifer                              7,846

Common Stock      W. Thomas Stephens                            5,383

Common Stock      Robert G. Tointon (6)                         6,265

Common Stock      Richard C. Kelly (7)                    110,556 (e)

Common Stock      Paul J. Bonavia                          88,400 (e)

Common Stock      David M. Wilks (8)                      100,027 (e)

Common Stock      All the above and other               1,241,297 (e)    1.07%
                  Executive Officers as a Group
                  (23 persons)

Notes
-----
(a) As of January 29, 1999, the Company is not aware of any persons who beneficially own more than 5% of the Company's Common Stock.

(b) Common Stock listed in the table represents the Company's Common Stock, $1 par value.

(c) The common shares represented above include those shares, if any, held under the NCE Employees' Savings and Stock Ownership Plan.

(d) Excludes  share  equivalents  held  by Ms.  Greer  (973),  Mr.  Hemminghaus
    (2,194),  Mr. Mock  (2,738),  Mr. Powers (926),  Mr.  Slifer  (1,853),  Mr.
    Stephens (1,946) and Mr. Tointon (587) pursuant to the NCE Directors' Voluntary Deferral Plan. These share equivalents have no voting or investment powers.

(e) The number of shares includes those which the following have the right to acquire as of January 29, 1999, through the exercise of options, currently exercisable or exercisable within 60 days, granted under the NCE Omnibus Incentive Plan and the predecessor PSCo Omnibus Incentive Plan and the SPS 1989 Stock Incentive Plan: Mr. Helton, 296,000 shares; Mr. Brunetti, 348,334 shares; Mr. Kelly, 100,000 shares; Mr. Bonavia, 88,000 shares; Mr. Wilks, 87,543 shares, and all executive officers as a group, 1,095,492 shares.

(f) As of January 29, 1999, the percentage of shares beneficially owned by any Director or Named Executive Officer does not exceed one percent of the Company's Common Stock.


Unless otherwise specified, each Director and Named Executive Officer has sole voting and investment power with respect to the shares indicated.

(1) Includes 23,534 shares which Mr. Brunetti and his wife share voting and investment powers.

(2) Includes 1,783 shares held by Herring Bancorp, Inc., of which Mr. Burgess is the majority shareholder.

(3) Includes 100 shares owned by Mr. Conklin's wife, 443 shares held by Philcon Development Co. Retirement Plan and Trust, and 475 shares held in a trust of which Mr. Conklin is trustee and his sons are beneficiaries.

(4) Includes 716 shares held in trusts for the benefit of Mr. Helton's grandchildren. Mr. Helton's wife retains the right to the corpus of the trusts upon their termination. Mr. Helton disclaims beneficial ownership of the shares held in the trusts. Includes 23,243 shares which Mr. Helton and his wife share voting and investment powers.

(5) Mr. Nicholson's wife owns 500 of these shares; Mr. Nicholson disclaims beneficial ownership of those shares.

(6) Includes 5,000 shares which Mr. Tointon shares voting and investment power with Phelps-Tointon, Inc., of which Mr. Tointon is President and Chief Executive Officer.

(7) Mr. Kelly's wife owns 263 of these shares; Mr. Kelly disclaims beneficial ownership of those shares.

(8) Includes 9,294 shares which Mr. Wilks shares voting and investment power with his wife or mother.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3, 4 and 5 and written representations furnished to the Company, the Company believes that all Directors and Officers filed in a timely manner their 1998 reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation Committee on Executive Compensation

      The  executive  compensation  and  benefit  programs  of the  Company  are administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of W. Thomas Stephens (Chairperson), R.
R. Hemminghaus, Robert G. Tointon, Will F. Nicholson, Jr., and J. Howard Mock, all of whom are independent, "non-employee directors" of the Company as defined by Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"), and "outside directors" as defined within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Board has delegated to the Committee the responsibility of establishing the Company's compensation philosophy, as well as the compensation package for the Chairman and Chief Executive Officer and the other named executives of the Company. This includes establishing and administering the Company's base salary program, executive annual and long-term incentive programs, and executive benefit programs. The Committee also recommends and administers compensation and benefit programs for all Company executives and key talent.

Compensation Philosophy

      The Committee has goals of attracting, retaining, and motivating the outstanding executive talent needed to deliver superior returns to shareholders and provide the highest quality of service to customers.

      The Company's executive compensation philosophy uses a combination of salary and performance-based (incentive) compensation, delivered through annual and long-term incentives, to align management's interests with those of shareholders. This philosophy results in a compensation mix for senior officers in which annual and long-term incentives account for more than 50 percent of the executives' annual compensation. In addition, the Company's compensation program helps to reinforce management's link to shareholders by establishing plans that compensate executives based on corporate, business unit, and individual performance goals. Finally, significant use of equity-based incentives encourages management to respond to business challenges and opportunities as owners as well as employees.

      In establishing a compensation strategy for the Company, the Committee worked with an independent, nationally recognized compensation and benefits consulting firm and took into account several factors:

    - The need to attract talent from broader markets as the utility industry changes, to retain individuals of outstanding ability and to motivate such individuals to achieve superior performance.
    - The desire to strongly link management pay to both annual and long-term Company performance.
    - The desire to align management interests with those of shareholders.

      As a result, the Committee has approved a compensation strategy designed to meet these objectives and encourage executives to achieve in a rapidly evolving competitive environment. Base salaries are set to the median of utility industry levels, while annual and long-term incentive opportunities are targeted to broader market (i.e., general industry) levels to provide an incentive for executives to optimize the Company's performance. In addition, stock-based compensation will become a more significant portion of overall executive pay. Base salaries are to be reviewed annually, with increases tied to such factors as individual performance, the executive's duties and responsibilities, financial results, and changes in the marketplace. However, the overall opportunity for pay increases through base salary will be de-emphasized, so that the majority of each executive's opportunity for increased compensation will be delivered through incentive-based pay.

      The Company's incentive compensation program, as administered under the New Century Energies, Inc. Omnibus Incentive Plan, which was approved by shareholders in 1998, includes an annual incentive program and a long-term incentive program. The annual incentive program is based on corporate, business unit and individual performance. The long-term incentive program is comprised of two parts that are structured to align with shareholder interests: a) options to purchase common stock ("Stock Options") and b) a performance-based cash plan. The performance-based cash plan portion of the long-term incentive program is based on total shareholder return relative to all major publicly traded United States utility companies.

      The 1993 Omnibus Budget Reconciliation Act ("OBRA") included several provisions applicable to executive compensation earned during 1994 and later. One of OBRA's provisions resulted in the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the income tax deductions of publicly traded companies to the extent that the total compensation for any officer named in the proxy statement exceeds $1 million in any year, unless such compensation is performance-based. The Committee has conducted a review of these provisions of OBRA and the potential impact on the Company in 1999. Aggregate compensation levels did not exceed $1 million for any of the Named Executive Officers in 1998. For future years, the Committee intends to continue to base its executive compensation decisions principally on corporate, business unit and individual performance, with some subjective evaluations and to award compensation that meets the requirements of excludability under OBRA.

Base Salaries

      Base salaries for executives are reviewed annually by the Committee. In general, salaries are targeted at the median (50th percentile) of similarly sized companies in the utility industry. The Committee believes that this strategy, along with incentives at or slightly below general industry levels, currently allows the Company to attract and retain top quality executive talent. However, the Committee will continue to monitor this strategy in the near future as the market for executive talent in the industry intensifies along with competition. As mentioned above, in determining base salary increases, the Committee will take into account such factors as individual and Company performance, executive responsibilities and market characteristics.

      In determining executive salary levels, data was collected primarily from Edison Electric Institute's annual Executive Compensation Survey. This survey contains data from almost all of the companies included in the Standard and Poor's Electric Utilities Index, which is used in the Cumulative Total Return graph. Survey data has been size-adjusted based on NCE's company and business unit sales volumes using regression analysis, and reflects both domestic operations as well as the Company's 50 percent ownership of Yorkshire Power Group Ltd.

      Messrs. Helton, Brunetti and Bonavia have employment agreements with the Company that provide for minimum base salaries during 1998, of $635,000, $540,000 and $270,000, respectively, as described later in "Employment Agreements and Change in Control Agreements." None of the Named Executive Officers received an increase in base salary in 1998.

Annual Incentives

      Executives and key employees have the opportunity to earn annual incentive awards under the Company's annual incentive program. These awards are based on the achievement of corporate financial, business unit operational and individual goals, which are designed to benefit shareholders and customers, focus employee attention on pre-established objectives, and recognize individual performance while fostering team performance. In 1998, awards were based on corporate, business unit and individual performance. Business unit goals were unique to each unit and were designed to encourage the achievement of objectives, such as customer service, service reliability, budget compliance and revenue growth. Target annual incentive awards as a percent of base salary were set for all Company officers, and range from 60 percent of salary for the Chairman and Chief Executive Officer and Vice Chairman, President and Chief Operating Officer to 35 percent of salary for other Company officers. These levels are in line with the median of general industry. Maximum awards may be up to two times the target awards, resulting in awards ranging from 120 percent of base salary for the Chairman and Chief Executive Officer and Vice Chairman, President and Chief Operating Officer to 70 percent of salary for other executives.

      The annual incentive formula is calculated based on pre-determined performance measures. For Messrs. Helton and Brunetti, the formula is weighted 100% to the attainment of corporate financial goals. For the other Named Executives, the formula is weighted 67% to the attainment of corporate financial goals and 33% to the attainment of business unit operational goals. With the approval of the Committee, an award may be multiplied by a Leadership Rating factor from zero to two.

      In 1998, for all executives, the corporate financial measure was basic earnings per share (EPS). Target EPS for the Company was $3.14, the achievement of which would have resulted in target awards under the corporate financial portion of the plan. EPS of $2.83 was established as a threshold below which no awards would be paid. The Company's actual EPS for 1998 was $3.06. Therefore, all Named Executive Officers earned 87.6% of the target award for corporate financial goals, before any applicable weighting.

      Messrs. Helton and Brunetti's awards are weighted 100% to the attainment of corporate financial goals, which earned them 87.6% of their target awards for this plan, adjusted for their individual Leadership Rating factor. The other Named Executive Officers earned awards under the business unit operational goals ranging from 80.8% to 100%. When weighted at 33% and combined with the corporate financial goal achievement, the other Named Executive Officers earned awards ranging from 91.7% to 93.9% of target, adjusted for their individual Leadership Rating factor. The annual incentive compensation is disclosed in the Summary Compensation Table.

      Executives may elect to receive annual incentive awards in shares of Common Stock of the Company, in order to meet the Company's defined share ownership guidelines, discussed below, or to increase ownership levels in the Company.

Long-term Incentives

      The long-term incentive program is designed to align management's interests with those of shareholders and to ensure that a significant percentage of executive compensation is performance-based. The long-term incentive program utilizes two components: a) Stock Options and b) a performance-based cash plan, called the Value Creation Plan ("VCP"). Approximately two-thirds of each executive's long-term incentive opportunity are to be delivered through Stock Options, with one-third of the long-term incentive program opportunity being delivered through the VCP. The annualized value of the long-term incentive opportunity is targeted to provide total long-term incentive compensation at approximately the second quartile (25th to 50th percentile) of general industry. Total executive long-term incentive opportunities ranged from 105 percent of salary for the Chairman and Chief Executive Officer and Vice Chairman, President and Chief Operating Officer to 35 percent of salary for other executives.

      Stock Options

      The first component of the Company's long-term incentive program is Stock Options, which seek to link the interests of executives with improvements in long-term shareholder value creation. Stock Options vest one year after the date of grant. Once vested, they may be exercised at any time during a ten-year period following the date of grant. The actual number of Stock Options and the grant price of the Stock Options granted to executives is based on the fair market value of NCE Common Stock on the date of grant, competitive practices, and individual contributions and position. No stock options were granted in 1998 under the long-term incentive program.

      VCP

      The VCP provides executives with the potential to earn awards based upon Company performance relative to peer companies on a single performance measure:
Total Shareholder Return ("TSR"). TSR will typically be measured cumulatively over a three-year period using overlapping cycles. Company TSR will be measured against all major publicly traded United States utility companies. At the end of each three-year performance period, executives will receive an award that correlates the extent to which the Company's TSR outperforms or underperforms the peer group. Target awards will be provided for performance at the 50th percentile of the peer group. Awards for performance above the 50th percentile would be adjusted to double the target award for 75th percentile performance, and could be up to three times target award depending on the degree to which superior returns are delivered to shareholders. Smaller awards may occur for performance below the 50th percentile, with no awards for performance below the 40th percentile.

      No VCP payments were made during 1998. On January 1, 1998, the Named Executive Officers, together with other executives, were awarded VCP incentive opportunities, which will be measured over the three-year period ending December 31, 2000.

Chief Executive Officer Compensation

      Bill D.  Helton  currently  serves  as  Chairman  of the  Board  and Chief
Executive Officer of New Century Energies, Inc. Mr. Helton's base salary of $635,000 annually was determined in accordance with the Company's base salary philosophy, as described above, and his employment agreement. For 1998, Mr. Helton received an annual incentive award in the amount of $333,756 in accordance with the Company's incentive compensation philosophy, as described above. No stock options were granted to Mr. Helton during 1998 and no VCP payments were made under the plan described above. Mr. Helton was awarded, on January 1, 1998, a VCP incentive opportunity, which will be measured over the three-year period ending December 31, 2000 (see "Long-Term Incentive Plans - Awards in Last Fiscal Year" ).

Stock Ownership Guidelines

      The Committee believes that it is essential to align management's interests with those of shareholders. In order to emphasize this belief, NCE adopted stock ownership guidelines for executives who participate in the Company's long-term incentive program. The Committee believes that linking a significant portion of an executive's current and potential future net worth to the Company's success, as reflected in stock price, ensures that executives have a stake similar to that of Company shareholders. Such guidelines also encourage the long-term management of the Company for the benefit of shareholders.

      The share ownership guideline for each executive is directly related to the executive's corporate position, with the most significant ownership guidelines applying to the top two officers -- the Chairman of the Board and Chief Executive Officer, and the Vice Chairman, President and Chief Operating Officer. The target for these top two positions is three times base salary. The guideline for Executive Vice Presidents and Senior Vice Presidents, which include Messrs. Kelly, Bonavia and Wilks, is two times base salary. All other executives have share ownership guidelines of one and one-half times base salary. Each executive is expected to achieve the ownership guidelines within a period of five years commencing on August 1, 1997, the effective date of the Merger. Any shares that the executive is able to vote are included toward compliance with the ownership guidelines.

W. Thomas Stephens, Chairperson
R. R. Hemminghaus
J. Howard Mock
Will F. Nicholson, Jr.
Robert G. Tointon

      The following tables set forth information concerning the total compensation paid or awarded for 1998 to the Company's Chief Executive Officer and each of the four most highly compensated executive officers serving as such on December 31, 1998 (collectively, the "Named Executive Officers"). As set forth in the footnotes, the data presented in this table and the tables that follow include amounts paid to the Named Executive Officers in 1997 by NCE, as well as PSCo and SPS for the period prior to the Merger:

=============================================================================
                         Summary Compensation Table
=============================================================================
Name and Principal     Year          Annual Compensation           Long-Term Compensation (c)        All Other
     Position                                                                                      Compensation
                                                                                                      ($) (e)
                                    -----------------------        --------------------------
                                                                       Awards       Payouts
                                                                       ------       -------
                               Salary($)   Bonus($)    Other         Securities       LTIP
                                             (a)      Annual         Underlying     Payouts
                                                      Compen-         Options/         ($)
                                                     sation($)        SAR's (#)         (d)
                                                        (b)              (c)
--------------------------------------------------------------     -------------------------
Bill D. Helton        1998     635,003     333,756      24,875                0           0              25,881
Chairman of the       1997     455,837      78,363     271,092          300,000           0              27,524
Board and
Chief Executive
Officer

Wayne H. Brunetti     1998     540,002     283,824       9,000                0           0              35,939
Vice Chairman,        1997     435,853     104,994       3,750          314,400     231,726              27,304
President and
Chief Operating
Officer

Richard C. Kelly      1998     305,000     125,847       9,000                0           0              16,247
Executive Vice        1997     254,382      48,997       3,750          107,100     120,484              16,089
President and
Chief Financial
Officer

Paul J. Bonavia       1998     270,000     111,406      34,762                0            0             13,789
Senior Vice           1997      11,250      20,000         375           88,000            0                  0
President and
General Counsel

David M. Wilks        1998     265,000     111,966       9,000                0            0             14,445
President and         1997     238,958      41,285      24,809           87,000            0              9,618
Chief Operating
Officer of SPS and
Executive Vice
President of PSCo
and New Century
Services, Inc.

(a) The amounts in this column for 1998 were earned under the annual incentive program described under "Annual Incentives."

The amounts for 1997 for Messrs. Helton and Wilks were based on the average of their two highest bonuses paid by SPS in fiscal years 1993, 1994 and 1995, in accordance with their employment agreements. The amounts paid to Messrs. Brunetti and Kelly represented 7/12 of the target award earned under the PSCo Omnibus Incentive Plan, which were paid in accordance with their Change in Control agreements.

Mr. Bonavia was hired December 15, 1997. The amount for 1997 represents an amount paid in accordance with his Employment Agreement, described later in "Employment Agreements and Change in Control Agreements."

(b) The amounts shown in this column for 1998 include relocation benefits of $25,762 for Mr. Bonavia and the reimbursement of certain taxes related to the exercise of NCE stock options of $15,875 for Mr. Helton. Also, the amounts shown in this column for Messrs. Helton, Brunetti, Kelly, Bonavia and Wilks include flexible perquisite allowance benefits of $9,000 each.

The amounts shown for 1997 include relocation benefits of $238,125 for Mr. Helton and the reimbursement of certain taxes related to the exercise of SPS stock options for Messrs. Helton and Wilks ($24,639 and $16,042, respectively). Also, the amounts for Messrs. Helton, Brunetti, Kelly, Bonavia and Wilks include flexible perquisite or automobile allowances ($8,328, $3,750, $3,750, $375 and $8,767, respectively).

(c) During 1998, no stock option awards were made to any of the Named Executive Officers.

The amounts shown for 1997 include stock option awards made to the Named Executive Officers under the NCE Omnibus Incentive Plan. These awards represented three-year front-loaded grants, such that three year's worth of annual stock option grants were awarded to each executive with no option grants expected to be awarded to executives in 1998 and 1999. Additionally, the amounts include stock option awards made under the PSCo Omnibus Incentive Plan for Messrs. Brunetti and Kelly (14,400 and 7,100, respectively).

(d) No performance cash awards under the VCP were paid during 1998.

The amounts shown for 1997 for Messrs. Brunetti and Kelly represent dividend equivalent payments made under the PSCo Omnibus Incentive Plan, which vested in connection with the Merger.

(e) The amounts represented in the "All Other Compensation" column reflect the total of employer matching contributions made under the Company's employee savings plans and non-qualified savings plans and taxable insurance premiums paid by the Company:

-------------------------------------------------------------------------------
     Name                Year       Contributions   Contributions   Insurance    Total
                                       to the          to the       Premiums      ($)
                                      Employee      Non-Qualified     ($)
                                    Savings Plans   Savings Plans
                                         ($)             ($)
-------------------------------------------------------------------------------
Bill D. Helton           1998           6,227          5,125       14,529      25,881

Wayne H. Brunetti        1998           7,400         15,550       12,989      35,939

Richard C. Kelly         1998           7,287          5,674        3,286      16,247

Paul J. Bonavia          1998           7,025          5,125        1,639      13,789

David M. Wilks           1998           4,982          5,425        4,038      14,445

============================================================================
            Aggregated Option/SAR Exercises in Last Fiscal Year
                       and FY-End Option/SAR Values
============================================================================
                                              Number of       Value of
                                             Securities      Unexercised
                                             Underlying     In-the-Money
                                             Unexercised   Options/SARs at
                                            Options/SARs   FY-End ($) (a)
                                            at FY-End (#)
                                            --------------------------------
       Name          Shares       Value     Exercisable/    Exercisable/
                    Acquired   Realized ($) Unexercisable   Unexercisable
                       on
                    Exercise
                       (#)
============================================================================
Bill D. Helton           4,890       30,396      296,000/        2,109,000/
                                                    2,671            43,580

Wayne H. Brunetti         4,000      80,250      348,334/        2,850,365/
                                                        0                 0

Richard C. Kelly        41,050      539,079      100,000/          712,500/
                                                        0                 0

Paul J. Bonavia              0            0       88,000/          176,000/
                                                        0                 0

David M. Wilks               0            0       87,543/          628,734/

                                                    1,429            23,315
============================================================================

(a) Option values were calculated based on a $48.75 closing price of NCE Common Stock, as reported on the New York Stock Exchange at December 31, 1998.

================================================================================
          Long-Term Incentive Plans - Awards in Last Fiscal Year (a)
================================================================================
      Name        Year  Number    Performance   Estimated Future Payouts Under
                        of          or Other      Non-Stock Price-Based Plans
                        Shares,   Period Until
                        Units    Maturation or
                        or           Payout
                        Other
                         Rights
                                                ================================
                                                Threshold   Target    Maximum
                                                 ($) (b)     ($)        ($)
--------------------------------------------------------------------------------
Bill D. Helton    1998   222,250 1/1/98-12/31/00    0        222,250    666,750
                  1997   179,035 8/1/97-12/31/99    0        179,035    537,105

Wayne         H.  1998   189,000 1/1/98-12/31/00    0        189,000    567,000
Brunetti          1997   152,250 8/1/97-12/31/99    0        152,250    456,750

Richard C. Kelly  1998    66,083 1/1/98-12/31/00    0         66,083    198,249
                  1997    53,234 8/1/97-12/31/99    0         53,234    159,702

Paul J. Bonavia   1998    58,500 1/1/98-12/31/00    0         58,500    175,500
                  1997    40,625 12/15/97-12/31/99  0         40,625    121,875

David M. Wilks    1998    57,417 1/1/98-12/31/00    0         57,417    172,251
                  1997    46,253 8/1/97-12/31/99    0         46,253    138,759
--------------------------------------------------------------------------------

(a) The amounts in this table represent awards made under the VCP described under "Long-term Incentives" in the Report of the Compensation Committee on Executive Compensation.

(b) If the threshold or the 40th percentile is achieved, the payout could range between zero and the target amount.

      The following table shows estimated aggregate pension benefits payable to a covered participant from the qualified defined benefit plans maintained by NCE and its subsidiaries and the NCE Supplemental Executive Retirement Plan (the "SERP"). The Named Executive Officers are all participants of the SERP, and participate in qualified defined benefit plans sponsored by the Company.

===========================================================================
                         Pension Plan Table
===========================================================================
   Remuneration                   Years of Service
                             10                 15   20 or more years
---------------------------------------------------------------------------
       $125,000         $34,375            $51,563            $68,750
        150,000          41,250             61,875             82,500
        175,000          48,125             72,188             96,250
        200,000          55,000             82,500            110,000
        225,000          61,875             92,813            123,750
        250,000          68,750            103,125            137,500
        275,000          75,625            113,438            151,250
        300,000          82,500            123,750            165,000
        350,000          96,250            144,375            192,500
        400,000         110,000            165,000            220,000
        450,000         123,750            185,625            247,500
        500,000         137,500            206,250            275,000
        600,000         165,000            247,500            330,000
        700,000         192,500            288,750            385,000
        800,000         220,000            330,000            440,000
        900,000         247,500            371,250            495,000
      1,000,000         275,000            412,500            550,000
===========================================================================

      The benefits listed in the Pension Plan Table are not subject to any deduction or offset. The compensation used to calculate SERP benefits is base salary plus annual incentive. Such covered compensation is reflected in the Salary and Bonus columns of the Summary Compensation Table for 1998.

      The SERP benefit accrues over 20 years and is equal to (a) 55% of the highest three years covered compensation of the five years preceding retirement or termination minus (b) the qualified plan benefit. The SERP benefit is payable as an annuity for 20 years, or as a single lump-sum amount equal to the actuarial equivalent present value of the 20-year annuity. Benefits are payable at age 62, or as early as age 55 reduced 5% for each year that the benefit commencement date preceeds age 62.

      The estimated credited years of service under the SERP as of December 31, 1998, were as follows:

                    Mr. Helton           34
                    Mr. Brunetti         11
                    Mr. Kelly            31
                    Mr. Bonavia           1
                    Mr. Wilks            21

      Notwithstanding any special provisions related to pension benefits described under "Employment Agreements and Change in Control Agreements," the Company has granted additional credited years of service to Mr. Brunetti for purposes of SERP accrual. The additional credited years of service (approximately seven) are included in the above table. Additionally, the Company has agreed to grant full accrual of SERP benefits to Messrs. Brunetti and Bonavia at ages 62 and 57 and 8 months, respectively, in the event they continue to be employed by the Company until such age.

                        Compensation of Directors

      Each Director who is not an employee is paid a retainer of $60,000 per annum. Committee Chairpersons are paid an additional retainer of $3,000 per annum. For each Board meeting in excess of twelve per year, each non-employee Director is paid an additional attendance fee of $1,000 per meeting. Directors will have 50% or, at their election, more than 50% of retainer(s) and fees paid in NCE Common Stock and the balance paid in cash. Directors may defer receipt of all or a portion of such fees on a pre-tax basis under the "Directors' Voluntary Deferral Plan" portion of the NCE Outside Directors Compensation Plan. Messrs. Slifer, Stephens, Powers, Mock, Hemminghaus, and Ms. Greer elected to participate in the Directors' Voluntary Deferral Plan, a non-qualified plan, during 1998.

Employment Agreements and Change in Control Agreements

      The Company has entered into employment agreements with Messrs. Helton, Brunetti and Bonavia. Messrs. Helton's and Brunetti's employment agreements specify each will serve the Company for an initial period (the "Initial Period") and for a further period (the "Secondary Period") (jointly referred to as the "Employment Period"). The Initial Period began August 1, 1997 and ends January 31, 2000. The Secondary Period shall begin February 1, 2000 and end on May 31, 2001.

      During the Initial Period, Mr. Helton serves as Chairman of the Board of Directors and as Chief Executive Officer of the Company. During the Secondary Period, Mr. Helton shall serve as Chairman of the Board. For the performance of his duties and responsibilities for the positions detailed above, during the Employment Period, Mr. Helton is entitled to a compensation package comprised of a base salary, incentive compensation of both an annual and a long-term nature, and various other benefits including participation in a supplemental executive retirement plan, life insurance coverage providing a death benefit of not less than two times his annual base salary and participation in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives of the Company. In all instances, the compensation awarded Mr. Helton shall be at least equal to what he would have received under similar plans and programs in effect at Southwestern Public Service Company. If Mr. Helton's employment is terminated during the Employment Period by the Company for reasons other than cause or disability (as defined in the agreement) or if Mr. Helton terminates his employment with the Company for good reason (as defined in the agreement) (i) Mr. Helton shall receive his base salary, incentive compensation and certain other benefits including continued accruals under the supplemental executive retirement plan and life and medical benefits through the Employment Period;
(ii) restrictions on restricted stock shall lapse and all options shall be vested; and (iii) if applicable, Mr. Helton shall receive a tax-free reimbursement of any excise tax imposed under Code Section 4999. The Board of Directors, upon the recommendation of the Compensation Committee of the Board, is responsible for administering Mr. Helton's compensation.

      During the Initial Period, Mr. Brunetti serves as Vice Chairman of the Board of Directors and as President and Chief Operating Officer of the Company. During the Secondary Period, Mr. Brunetti shall serve as Vice Chairman of the Board and as President and Chief Executive Officer of the Company. For the performance of his duties and responsibilities for the positions detailed above, during the Employment Period, Mr. Brunetti is entitled to a compensation package comprised of a base salary, incentive compensation of both an annual and a long-term nature and various other benefits including participation in a supplemental executive retirement plan, life insurance coverage providing a death benefit of not less than two times his annual base salary and shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives of the Company. In all instances, the compensation awarded Mr. Brunetti shall be at least equal to what he would have received under similar plans and programs in effect at Public Service Company of Colorado. If Mr. Brunetti's employment is terminated during the Employment Period by the Company for reasons other than cause or disability (as defined in the agreement) or if Mr. Brunetti terminates his employment with the Company for good reason (as defined in the agreement) (i) Mr. Brunetti shall receive his base salary, incentive compensation and certain other benefits including continued accruals under the supplemental executive retirement plan and life and medical benefits through the Employment Period; (ii) restrictions on restricted stock shall lapse and all options shall be vested; and (iii) if applicable, Mr. Brunetti shall receive a tax-free reimbursement of any excise tax imposed under Code Section 4999. The Board of Directors, upon the recommendation of the Compensation Committee of the Board, is responsible for administering Mr. Brunetti's compensation.

      The Company has entered into an employment agreement with Mr. Bonavia for a term beginning December 15, 1997 and ending December 14, 2000. During the employment period, Mr. Bonavia is entitled to a compensation package comprised of a base salary, incentive compensation of both an annual and a long-term nature, and various other benefits including participation in supplemental executive retirement plans, life insurance coverage providing a death benefit of not less than two times his annual base salary and shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives of the Company. If Mr. Bonavia's employment is terminated during the period of his employment agreement by the Company for reasons other than cause or disability (as defined in the agreement) or if Mr. Bonavia terminates his employment with the Company for good reason (as defined in the agreement) (i) Mr. Bonavia shall receive his base salary, incentive compensation and certain other benefits including continued accruals under the supplemental executive retirement plans and life and medical benefits through the period of his employment agreement; (ii) restrictions on restricted stock shall lapse and all options shall be vested; and (iii) if applicable, Mr. Bonavia shall receive a tax-free reimbursement of any excise tax imposed under Code Section 4999. The Board of Directors, upon the recommendation of the Compensation Committee of the Board, is responsible for administering Mr. Bonavia's compensation.

      The Company has entered into Change in Control Agreements with Messrs. Helton and Brunetti. These Change in Control Agreements provide that if the covered executive's employment is terminated during the term of the agreement by the Company for any reason other than cause (as defined in that agreement) or death or the Executive terminates employment for good reason (as defined in that agreement) following, or in anticipation of, a Change in Control (as defined in that agreement), (i) the Executive will receive a lump sum equal to three times his base salary and annual and long-term bonus, (ii) stock options become vested and restrictions on restricted shares lapse, (iii) welfare benefits will be continued for the 36 months following termination of employment, (iv) the Executive will receive a payment equal to the present value of the benefits he would have received under the existing qualified retirement plans had he received credit for 36 additional months, and (v) the Executive will receive a tax-free reimbursement of any excise taxes imposed under Code Section 4999. The Change in Control Agreements specifically provide that such agreements supersede all prior agreements relating to separation payments following a Change in Control.

      Additionally, the Company has entered into Change in Control Agreements with Messrs. Kelly, Wilks and Bonavia. These Change in Control Agreements provide that if the covered Executive's employment is terminated during the term of the agreement by the Company for any reason other than cause (as defined in that agreement) or death or the Executive terminates employment for good reason (as defined in that agreement) following, or in anticipation of a Change in Control (as defined in that agreement), (i) the Executive will receive a lump sum equal to two and 1/2 times his base salary and annual and long-term bonus;
(ii) stock options become vested and  restrictions  on restricted  shares lapse;
(iii) welfare benefits will be continued for the 30 months following termination of employment; (iv) the Executive will receive a payment equal to the present value of the benefits he would have received under the existing qualified retirement plans had he received credit for 30 additional months; and (v) the Executive will receive a tax-free reimbursement of any excise taxes imposed under Code Section 4999. The Change in Control Agreements specifically provide that such agreements supersede all prior agreements relating to separation payments following a Change in Control.

Compensation Committee Interlocks and Insider Participation

     During  1998,  the  following  Directors  served  on the  NCE  Compensation
Committee: W. Thomas Stephens (Chairperson), R. R. Hemminghaus, J. Howard Mock, Will F. Nicholson, Jr. and Robert G. Tointon. None of these Directors are or have been an officer or employee of the Company or any of its subsidiaries.

Performance Graph

      The following line graph compares the cumulative total shareholder return of the Company's Common Stock with the cumulative total returns during the same time period of the S&P Electric Utilities Index and the S&P 500. The graph tracks performance from August 4, 1997 (the initial trading date of the Company's Common Stock) through December 31, 1998, and assumes a $100 investment on August 4, 1997 and dividend reinvestment.


                       Total Return Graph represented here

                             CUMULATIVE TOTAL RETURN
                         ON A DIVIDEND REINVESTED BASIS

                                 August 4, 1997         December 31, 1997          December 31, 1998
                                ---------------       -------------------        -------------------
NCE                                  $100.00                $116.80                    $124.83
S&P Electric Utilities Index         $100.00                $121.19                    $139.93
S&P 500                              $100.00                $102.43                    $131.70



                        CERTAIN RELATIONSHIPS AND RELATED
                                  TRANSACTIONS

     To the best of the Company's knowledge, there are no relationships or certain related transactions to be reported in accordance with Regulation 14A of the Securities Exchange Act of 1934.

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

                              ITEM 2 ON PROXY CARD

      Arthur   Andersen  LLP  audited  the  accounts  of  the  Company  and  its consolidated subsidiaries for the 1998 calendar year.

      Subject to approval by the holders of Common Stock at the Meeting, the Board of Directors has appointed Arthur Andersen LLP as the independent public accountants to audit the accounts of the Company and its consolidated subsidiaries for the 1999 calendar year. A representative of Arthur Andersen LLP is expected to be present at the Meeting, will be provided the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1999 CALENDAR YEAR.

      UNLESS OTHERWISE DIRECTED, SHARES REPRESENTED BY AN EXECUTED PROXY, EITHER BY TELEPHONE OR ON THE FORM ENCLOSED, WILL BE VOTED FOR THE APPOINTMENT OF
                                                        ---
ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                              SHAREHOLDER PROPOSAL

                              ITEM 3 ON PROXY CARD

      Gerald R. Armstrong, 910 Fifteenth Street, No.754, Denver, CO 80202-2924, who owns a total of 40 shares of the Company's common stock, has informed management that he will propose the resolution set forth below at the Annual Meeting. An affirmative vote of the holders of a majority of the Company's Common Stock, represented in person or by proxy and entitled to vote at the Meeting, is necessary for approval.

      RESOLVED: "That the shareholders of New Century Energies, Inc., assembled in person and by proxy in an annual meeting, request that the Board of Directors take those steps necessary to cause annual elections for all directors by providing that at future elections in annual meetings, all directors be elected annually and not by classes as is now provided and that on the expiration of the present terms their subsequent elections shall also be on an annual basis."

          REASONS:   "Last  year,   35,515,796  shares  or  42%  of  the  shares
     represented in the annual meeting voted in favor of this proposal.

            As "black-outs," "brown-outs" and construction completion delays are becoming part of our corporate style, costly impacts could be felt by shareholders.

            Anti-takeover provisions are present which negate any need for three year terms for directors. Public Service Company of Colorado always had one year terms for its directors. Although Southwestern Public Service Company had three year terms for its directors, it never found its presence needed to deter any unwanted offer.

          Ameritech, Time-Warner, Lockheed-Martin, Campbell Soups, Atlantic Richfield, Pacific Enterprises, Westinghouse and other corporations have replaced three year terms with the annual election of all directors.
                                                           ---
            Occidental Petroleum Corporation stated in its 1997 proxy statement in support of replacing three year terms with one year terms for its directors:

                  "the current Board of  Directors....does  recognize that under current views of corporate governance a classified board is believed to offer less protection against unfriendly takeover attempts than previously assumed while frustrating stockholders in their exercise of oversight of the board. The Board of Directors believes that the best interests of the stockholders are not currently served by maintaining a classified board...."

            These  actions have  increased shareholder voting rights by 300% --
            -----------------------------------------------------------------
      and, at no cost to the shareholders.

            It remains unknown if our directors can perform in the newly-established competitive climate. Accordingly, it is essential that shareholders have the greatest accountability possible. The proponent believes that the current system produces only a facade of continuity which should be displaced; and, accountability and performance be substituted as the basis for re-election to our board of directors."

          "If you agree, please vote FOR this proposal. If your proxy card is unmarked, your shares will be automatically voted "against" it."

RESPONSE OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS HAS CONSIDERED ITEM 3 AND RECOMMENDS A VOTE "AGAINST" THIS RESOLUTION.

      Under the Restated Certificate of Incorporation and the Corporate Bylaws of New Century Energies, Inc., upon the effective date of the Merger, the Board of Directors was divided into three classes of directors of approximately equal numbers and staggered three-year terms. Approximately one-third of the directors stand for election each year and the entire Board can be replaced in the course of three annual meetings, all held within approximately two years. In separate PSCo and SPS shareholder meetings held on January 31, 1996, the three classes of directors and staggered terms of the Board were approved by approximately 72% and 74% of the PSCo and SPS shareholders, respectively. In addition, in 1998, a similar shareholder proposal was defeated by the NCE shareholders by a vote of 49,647,986 shares against and 35,515,796 shares for.

      Board classification ensures continuity and experience of the directors in the business and the affairs of the Company. Such a board is best situated to maximize long-term shareholder value. For instance, the Board believes that a board with a historical perspective of the Company provides stability during a time in which fundamental changes continue to occur in the electric utility industry and is able to make decisions that are best for the Company: decisions on strategic acquisitions or dispositions, significant capital commitments and utilization of financial and other resources. Moreover, continuity on the Board is integral to developing, refining, and executing a long-term strategic plan, a process that often takes years.

      The Board believes that an abrupt change of control could disrupt the Company in achieving its long-term strategic goals. The classified system affords the directors a greater opportunity to respond deliberately to any coercive proposal and to secure the full value of the shareholders' investment.

      At the same time, a classified Board remains fully accountable to its shareholders. Shareholders have the power to propose alternative nominees for the class of directors to be elected each year. They have the power to review Board performance and elect directors of their choosing. Five directors stood for reelection at the last annual meeting; each was elected by more than 97% of the vote. This suggests that adequate accountability and satisfactory performance are achieved with the current system.

      If  approved  by the  shareholders,  the  proposal  would not result in an immediate change to declassify the Board. Instead, it would serve as a recommendation to the Board to take the necessary steps to end the staggered system of electing directors. To declassify the Board, it would be necessary to amend the relevant provisions of the Company's Restated Certificate of Incorporation and Corporate Bylaws. The affirmative vote of 80% of the outstanding shares of the Company's common stock would be required to approve those amendments.

     UNLESS OTHERWISE DIRECTED, SHARES REPRESENTED BY AN EXECUTED PROXY, EITHER BY TELEPHONE OR ON THE FORM ENCLOSED, WILL BE VOTED AGAINST THE SHAREHOLDER
                                                        -------
PROPOSAL REGARDING THE ELIMINATION OF A CLASSIFIED BOARD OF DIRECTORS.


                          TRANSACTION OF OTHER BUSINESS

     The Board of Directors does not intend to bring before the Meeting any matters other than (1) the election of Directors and (2) the appointment of the Company's independent public accountants; however, management has knowledge of one shareholder proposal that may be brought before such Meeting as described in this proxy statement. Additionally, if any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy card to vote the proxies in accordance with their judgment on such matter.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by an overriding advance notice provisions in the Company's Restated Certificate of Incorporation or Bylaws. The Company's Restated Certificate of Incorporation contains such an advance notice provision.

     According to the Company's Restated Certificate of Incorporation, in order for business to be brought before a meeting of shareholders, that business must be (a) specified in the notice of the meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder. The shareholder must give notice in writing (containing certain information specified in the Restated Certificate of Incorporation), which must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the shareholder to be timely must be received not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of (a) the 60th day prior to such Annual Meeting or (b) the 10th day following the date on which notice of the date of the Annual Meeting was mailed or public disclosure thereof was made, whichever first occurs. The Restated Certificate of Incorporation also provides that nominations for Director at an Annual Meeting may be made only by the Board or the Nominating and Civic Responsibility Committee, or by a shareholder entitled to vote in the election of directors generally from whom the Secretary of the Company has received written notice (containing certain information specified in the Restated Certificate of Incorporation) in accordance with the timetable set forth above. For the Company's 2000 Annual Meeting of Shareholders, which is not expected to be advanced or delayed, the Secretary of the Company must have received notice from any shareholder who intends to bring business before the meeting or who wishes to nominate a person or persons for election as directors no earlier than February 11, 2000 and no later than the close of business on March 13, 2000.

     This requirement is separate and apart from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement under Rule 14a-8. For the Company's 2000 Annual Meeting of Shareholders, any shareholder who wishes to submit a proposal for inclusion in the Company's proxy materials pursuant to Rule 14a-8 must submit such proposal to the Secretary of the Company on or before November 30, 1999.


                                    By order of the Board of Directors.
Dated:  March 29, 1999.

                                    /s/ Cathy J.Hart
                                    CATHY J. HART
                                    Secretary


     ALL SHAREHOLDERS ARE REQUESTED TO VOTE PROMPTLY. SHAREHOLDERS CAN VOTE THEIR SHARES BY A) TELEPHONE USING THE INSTRUCTIONS ENCLOSED (IF THIS OPTION IS AVAILABLE), OR B) COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

                                  NEW CENTURY
                                    ENERGIES
                               {Graphic Omitted)


     New Century Energies is pleased to introduce telephone proxy voting. Telephone voting is an efficient way for shareholders to vote and is economical when compared to voting by mail. Consider voting your proxy utilizing a touch tone phone as follows:

     - Obtain the control number found on the enclosed proxy card.

     - Use a touch tone phone to dial 1-800-480-0407.

     - Enter your control number at the prompts then follow the step by step instructions.


     Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you signed and returned the proxy card by mail. If you vote your proxy by telephone, there is no need to return your proxy card by mail.


Thank you for your continued support of New Century Energies.

                               VOTE BY TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK
                              UNTIL 10 A.M. CDT ON
                                  MAY 11, 1999
TELEPHONE                                                   MAIL
1-800-480-0407

Use any touch-tone telephone to vote         Mark, sign and date your proxy card
your proxy. Have your proxy card in          and return it in the postage-paid
hand when you call. You will be              envelope we have provided.
prompted to enter your control
number, located in the box below,
and then follow the simple directions.

Your telephone vote authorizes the named     If you have submitted your proxy by
proxies to vote your shares in the same      telephone there is no need for you
manner as if you marked, signed and          to mail back your proxy.
returned the proxy card.

              THE OPPOSOSITE SIDE OF THIS FORM CAN BE UTILIZED AS
                       YOU ANNUAL MEETING ADMISSION TICKET






Call Toll-Free To Vote - It's Fast And Convenient       CONTROL NUMBER FOR
1-800-480-0407                                          TELEPHONING VOTING


                     DETACH PROXY CARD HERE IF YOU ARE NOT
                              VOTING BY TELEPHONE
--------------------------------------------------------------------------------

The Board of Directors recommends that you vote "FOR" Items 1 and 2.                 The Board of Directors recommends that you vote
                                                                                               "AGAINST" Item 3.
1. ELECTION OF DIRECTORS: Election of Class II Directors: 01 - Giles M. Forbess,     3. Shareholder proposal regarding elimination
   02 - Bill D. Helton, 03 - Albert F. Moreno, 04 - J. Michael Powers                   of a classified Board of Directors, if
                                                                                        presented.
        FOR all  (X)       WITHHOLD AUTHORITY      (X)        *EXCEPTIONS   (X)
        nominees           to vote for all nominees                                     FOR    (X)     AGAINST   (X)   ABSTAIN   (X)

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark        In their discretion, the proxy holders are
   the "Exceptions" box and write that nominee's name on the line below.)               authorized to vote upon such other business
   *Exceptions ________________________________________________________________         as may properly come before the Annual
2. Approval of the appointment of Arthur Andersen LLP as independent public             Meeting or any adjournment thereof.
   accountants.
                                                                                               Mark here if you plan
        FOR      (X)       AGAINST    (X)         ABSTAIN     (X)                              to attend the meeting.   (X)

                                                                                               Change of Address and
                                                                                               or Comments Mark Here    (X)


                                                                                       The shareholder hereby acknowledges receipt
                                                                                       of the Notice of Annual Meeting of
                                                                                       Shareholders and the Proxy Statement attached
                                                                                       thereto, the 1998 Summary Annual Report and
                                                                                       the 1998 Financial Report.  PLEASE DATE AND
                                                                                       SIGN exactly as name appears on this card
                                                                                       indicating, where proper, official position
                                                                                       or representation capacity. For joint
                                                                                       accounts, each joint owner must sign.

                                                                                       Dated: ------------------------------ , 1999

                                                                                       --------------------------------------------
                                                                                             Signature of Shareholder

                                                                                       --------------------------------------------
                                                                                             Signature of Shareholder

Sign, Date and Return this Card Promptly Using the Enclosed Envelope.                    Votes MUST be indicated  (x)
                                                                                         in black or blue ink.


Please Detach Here
You Must Detach This Portion of the Proxy Card
  Before Returning it in the Enclosed Envelope

                                   NEW CENTURY
                                    ENERGIES
                               [Graphic Omitted]


                               ADMITTANCE TICKET

                         Annual Meeting of Shareholders
                                  May 11, 1999
                                    10:00 AM
                                Ambassador Hotel
                              Rio Grande Ballroom
                                 3100 I-40 West
                                Amarillo, Texas





                 PRINT NAME: ___________________________________







                             Detach Proxy Card Here
--------------------------------------------------------------------------------
                           NEW CENTURY ENERGIES, INC.

     The undersigned, a holder of common stock of New Century Energies, Inc. (the"Company") hereby appoints Bill D. Helton, W. Thomas Stephens, Danny H. Conklin, R. R. Hemminghaus and Gayle L. Greer, or any one or more of them, as proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 11, 1999 and any adjournment or adjournments thereof, and to vote as designated hereon and in their discretion with respect to any other business properly brought before the annual meeting all shares of the common stock of the Company which the undersigned would be entitled to vote if personally present at such meeting, except for shares of common stock held of record in the undersigned's account with the Plans (defined below), the voting instructions for which are explained below.

     THIS CARD ALSO CONSTIUTES YOUR VOITNG INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES,INC. EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN FOR NON-BARGAINING UNIT EMPLOYEES, the NEW CENTURY ENERGIES, inc. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES AND THE NEW CENTURY ENERGIES, INC. EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES AND PARTICIPATING SUBSIDIARY COMPANIES ("PLANS") AND THE UNDERSIGNED HEREBY AUTHORIZES THE TURSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED SHARES HELD IN ITS ACCOUNTS.

     This proxy when properly executed will be voted in the manner designated hereon and in the discretion of the proxies with respect to any other matters properly brought before the meeting. If no direction is made, this proxy will be voted  FOR  Items 1 and 2
and  AGAINST  Item 3.
                                                 NEW CENTURY ENERGIES, INC.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE       P.O. BOX 11012
                                                 NEW YORK, N.Y. 10203-0012



Address Change/Comments _______________________________________________________

            SUPPLEMENT TO NEW CENTURY ENERGIES, INC. PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 1999

         On March 25, 1999, New Century Energies, Inc. (the "Company") and Northern States Power Company ("NSP") announced that they plan to merge (the "Merger"). On March 24, 1999, the Company entered into a new employment agreement with Mr. Brunetti and established the NCE 1999 Senior Executive Severance Policy, as discussed below.

         The Company and NSP have entered into a new employment agreement with Mr. Brunetti which will become effective if the Merger is consummated. If the new employment agreement becomes effective, it will supersede Mr. Brunetti's current employment agreement. The new employment agreement specifies that Mr. Brunetti will serve the surviving company in the Merger (the "Surviving Company") for an initial period (the "New Initial Period") and for a secondary period (the "New Secondary Period") (jointly referred to as the "New Employment Period"). The New Initial Period would begin at the effective time of the Merger (the "Effective Time") and end on the first anniversary of the Effective Time. The New Secondary Period would begin on the first day after the end of the New Initial Period and end on the third anniversary of such day; provided, that on each anniversary of such day, the New Secondary Period will be automatically extended by an additional year unless either the Surviving Company or Mr. Brunetti gives notice that the period shall not be so extended.

         Under Mr. Brunetti's new employment agreement, during the New Initial Period, Mr. Brunetti would serve as Chief Executive Officer and President of the Surviving Company. During the New Secondary Period, Mr. Brunetti would serve as Chief Executive Officer and Chairman of the Board of the Surviving Company. For the performance of his duties and responsibilities for the positions detailed above, during the New Employment Period, Mr. Brunetti would be entitled to a compensation package comprised of a base salary, incentive compensation of both an annual and a long-term nature and various other benefits including participation in a supplemental executive retirement plan, life insurance coverage providing a death benefit of not less than four times his annual base salary if death occurs during the New Employment Period or two times his annual base salary if death occurs after the New Employment Period, and would be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs in effect at the Surviving Company to the same extent as other senior executives of the Surviving Company. In all instances, the compensation awarded Mr. Brunetti would be at least equal to what he would have received under similar plans and programs in effect at the Company. If Mr. Brunetti's employment is terminated during the New Employment Period by the Surviving Company for reasons other than cause or disability (as defined in the agreement) or if Mr. Brunetti terminates his employment with the Surviving Company for good reason (as defined in the agreement) (i) Mr. Brunetti would receive his base salary, incentive compensation and certain other benefits including continued accruals under the supplemental executive retirement plan and welfare benefits through the New Employment Period; (ii) restrictions on restricted stock shall lapse and all options shall be vested; and (iii) if applicable, Mr. Brunetti shall receive a tax-free reimbursement of any excise tax imposed under Code Section 4999. These provisions under termination are equal to what he would receive under his current employment agreement with the Company. The new employment agreement has been reviewed by the Company's compensation consultant which has represented that such benefits provided under this agreement are commercially reasonable.

         The Company also established the NCE 1999 Senior Executive Severance Policy, in which Messrs. Kelly, Wilks and Bonavia are participants. The policy became effective on March 24, 1999 and will continue in effect until the fifth anniversary of such date, unless extended for additional periods by the Board of Directors. The severance policy provides that if at any time before the third anniversary of the Effective Time a participant's employment is terminated by the Company for any reason other than cause (as defined in the policy), death, disability (as defined in the policy), retirement (as defined in the policy) or a qualified sale of business (as defined in the policy) or by the participant for good reason (as defined in the policy), and provided the participant enters into a release, confidentiality and non-solicitation agreement, the participant will receive the following separation payments and benefits: (i) a cash amount equal to aggregate of (a) a multiple of (which in the case of Messrs. Kelly, Wilks, and Bonavia is two and one-half times) the participant's annual base salary and short and long-term incentive compensation, (b) the additional retirement benefits and/or contributions and accruals the executive would have received under applicable pension, supplemental executive retirement plans and retirement savings plans had he remained employed through the "Severance Period" (which is the participant's multiple expressed in years), and (c) prorated incentive compensation for the year of termination; and (ii) continuation of (a) welfare benefits and a perquisite allowance through the Severance Period, (b) out placement services (not to exceed $30,000), and (c) financial planning through the second anniversary of the date of termination. In addition, the participant will receive a tax-free reimbursement of any excise taxes imposed under Code Section 4999, unless the separation payments and benefits do not exceed by more than 10% the amount which would not give rise to excise taxes, in which case payments and benefits are reduced so that no excise taxes are imposed. The policy specifically provides that any cash separation payments that a participant becomes entitled to receive under the policy will be reduced by the aggregate amount of cash severance, separation or similar benefits that the participant may be entitled to receive under any other agreement between the participant and his employer, except to the extent the participant waives his rights to such payments. The 1999 Senior Executive Severance Policy has been reviewed by the Company's compensation consultant which has represented that such benefits provided under the plan are commercially reasonable.


MARCH 29, 1999

March 29, 1999

Dear New Century Energies Shareholder:

On MArch 25, 1999, New Century Energies and Northern States Power entered into a definitive merger agreement. The merged company will streatch from Mexico to the Canadian border, with operations on both coasts and the United Kingdom, Central Europe, Australia and South America.

The merger is expected to be a tax-free stock-for-stock exchange for shareholders of both companies, and to be accounted for as a pooling of interests. NCE and NSP anticipate that the merger will be accretive in the first full year and thereafter to both sets of shareholders. Upon completion, holders of New Century energies stock will receive 1.55 shares of the merged company stock for each share of NCE stock. Each share of Northern States Power stock will continue as one share of combined company.

It is anticipated that the merged company will continue the current equivalent NCE dividend payment level. Based on the fact that you will receive 1.55 shares of stock in the merged company divided level. The board of directors of the new holding company will determine the dividend declarations.

The merged company will be headquarted in Mnneapolis, but key business units or operations will be located in Denver and Amarillo. The merged company will serve three million electricity customers and approximately 1.5 million natural gas customers in 12 states.

The merger is expected to take 12 to 18 months to complete and requires approval by the shareholders of the two existing holding companies, as well as approval or regulatory review by numerous state and federal agencies. After a record date is established for the meeting of shareholders, shareholders of record will receive a detailed proxy statement/prospectus describing the proposed transaction.. It is essential that shareholders take the time to review and consider the critical disclosure document before making a decision on the transaction.

Thank you in advance for your attention to this matter, and we will keep you apprised of developments throughout the merger process.

Sincerely,



/s/ Bill D. Helton                      /s/Wayne H. Brunetti
Bill D. Helton                          Wayne H. Brunetti
Chairman of the Board and CEO           Vice Chairman, President and COO

This letter is not a offer of securities for sale, which offering will be made only by means of a prospectus.